UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 10, 2004

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Affymetrix, Inc. (“Affymetrix” or the “Company”) has reached agreement with Oxford Gene Technology, Ltd. (“OGT”) to convert Affymetrix’ non-exclusive license to OGT’s patents to a fully paid-up license in return for a one time payment to OGT.  Affymetrix will make a payment of approximately $42.0 million to OGT amortized over the remaining life of the licensed patents which is expected to be approximately 10 years.  In addition, Affymetrix will release approximately $20.5 million in previously accrued and expensed royalty payments to OGT. The total cash transfer is $62.5 million. In converting this agreement to a fully paid-up license, Affymetrix will eliminate all future royalties to OGT under the original terms of the agreement.

Item 9.  Regulation FD Disclosure.

The following information is being furnished pursuant to Item 9 of this Form 8-K.

The Company expects this transaction to be immediately accretive to net income.  The Company expects its gross margin to be around 71% for the remainder of fiscal 2004.  During the second half of fiscal 2004, this will result in an additional $6 million in net income or an incremental $0.10 per basic and diluted share.  As a result, the Company is raising its full-year 2004 earnings guidance from $0.50 to $0.60 per basic and diluted share. The majority of this incremental $0.10 is expected to occur in the fourth quarter of fiscal 2004.  The Company’s previous guidance for the second quarter of fiscal 2004 of approximately $0.03 per basic and diluted share remains unchanged.  The Company will release operating results for the second quarter of 2004 after the close of the market on July 21, 2004.  Company management will conduct its quarterly conference call and provide financial guidance for the remainder of 2004 at 2:00 p.m. Pacific Time on that date.

All statements in this Form 8-K that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like. Such statements, including Affymetrix’ financial outlook for 2004, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, uncertainties relating to global economic weakness, the fluctuations in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2003 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Limitation of Incorporation by Reference

                In accordance with the general instruction B.2 of Form 8-K, the information furnished pursuant to Item 9 of this report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel
Date: June 14, 2004